Exhibit 99.1

March 23, 2012

LFBG – Update

To our Shareholders,

As I have explained in a previous shareholder letter, based upon FINRA rules, stock market trading exchanges are not able to quote stocks below a certain price. Accordingly, it became apparent that a reverse-split was and is absolutely required in order for our stock to continue being properly quoted on a public exchange. As we continue to wait for regulators to approve our reverse-split, we made the decision not to incur expensive accounting & auditor fees until these regulatory delays have subsided. As a result, our stock has gone into a trade-for-trade status.

I am writing this letter to inform shareholders that our attorneys have advised us that once regulators are satisfied, LFBG should be released to complete its corporate action (reverse-split), at which point we will work to become fully-reporting and begin trading regularly again. In the words of one of our attorneys, “The government can’t hold us up forever.”

In the meantime, we have cut costs and consolidated operations. We are using this time to continue our focus on improving our business model to move the company toward long-term, sustained profitability.

Very kindly,

/s/ Troy A. Lyndon
Chairman & Chief Executive Officer
Left Behind Games Inc., dba Inspired Media Entertainment

Safe Harbor Statement under the U. S. Private Securities Litigation Reform Act of 1995: This letter contains forward-looking statements which express the current beliefs and expectations of Left Behind Games' management. Such statements are subject to a number of known and unknown risks and uncertainties that could cause Left Behind Games' future results, performance or achievements to differ significantly from the results, performance or achievements expressed or implied by such forward-looking statements. Other important factors that may cause actual results to differ materially from the forward-looking statements are discussed in the "Risk Factors" section of previous annual reports, which are on file with the Securities and Exchange Commission. Forward-looking statements speak only as of the date on which they are made and the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.